SECURITIES AND EXCHANGE COMMISSION

        Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): December 31, 2003

QUICKSILVER RESOURCES INC.

        (Exact name of registrant as specified in its charter)

DELAWARE

        (State or other jurisdiction of incorporation)

        001-14837                                 75-2756163

        (Commission File Number)                                 (IRS Employer Identification No.)

777 West Rosedale, Suite 300Fort
Worth, Texas 76104

        (Address of principal executive offices) (Zip code)

        (Registrant’s telephone number, including area code): (817) 665-5000

N/A

        (Former name or former address, if changed since last report)

ITEM 5. Other Events

          Effective as of December 31, 2003, Quicksilver Energy, L.C., a principal stockholder of ours, was merged into Quicksilver Energy, L.P. Each of Mercury Exploration Company, Thomas F. Darden, Glenn Darden and Anne Darden Self were members of Quicksilver Energy, L.C. and, as such, shared voting and investment power with respect to 3,030,861 shares of our common stock beneficially owned by Quicksilver Energy, L.C. The general partner of Quicksilver Energy, L.P. is Pennsylvania Management, LLC, an entity controlled by the Darden family. Mercury and the Dardens are limited partners of Quicksilver Energy, L.P.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUICKSILVER RESOURCES, INC.
(Registrant)
Dated: February 11, 2004	By:	/s/ BILL LAMKIN Bill Lamkin, Executive Vie President and Chief Financial Officer